EXHIBIT 99.1
Report of independent auditors
To the board of directors and shareholders of CoCreate Software GmbH:
We have audited the accompanying consolidated balance sheet of CoCreate Software GmbH, Sindelfingen/Germany, and its subsidiaries as of October 31, 2007, and the related consolidated statement of operations, of stockholders’ equity/deficit and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CoCreate Software GmbH and its subsidiaries at October 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Stuttgart/Germany, February 5, 2008
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

/s/Carolin Schütt Wirtschaftsprüferin	/s/Andreas Schüpfer Wirtschaftsprüfer

COCREATE SOFTWARE GMBH
 Consolidated Balance Sheet
(in thousands of Euro, except share and per-share data)

		October 31,
	Note	2007
ASSETS

Current assets:

Cash and cash equivalents		8,321
Trade accounts receivable (net of allowance for doubtful accounts of KEUR 428 at October 31, 2007)		9,374
Inventories		14
Deferred income taxes	(15)	68
Prepaid expenses and other current assets	(4)	962

Total current assets		18,739

Property and equipment, net	(5)	555
Intangible assets, net	(6)	142,002
Restricted cash	(7)	35
Pension asset	(9)	685
Vacation asset	(10)	125
Other assets	(8)	455
Deferred financing cost	(8)	4,108

Total assets		166,704

LIABILITIES AND STOCKHOLDERS’ EQUITY/DEFICIT

Current liabilities:

Current portion of long-term debt to banks	(12)	866
Current portion of capital lease obligation	(18)	20
Trade accounts payable		1,079
Deferred revenue		14,727
Other accrued expenses and current liabilities	(11)	5,277
Accrued pension liability — current	(9)	344

Total current liabilities		22,313

Long-term debt to banks, less current portion	(12)	131,647
Capital lease obligation, less current portion	(18)	23
Accrued pension liability	(9)	1,297
Accrued vacation entitlement	(10)	612
Deferred income taxes	(15)	24,551

Total liabilities		180,443

Commitments and contingencies	(18)

Stockholders’ equity/deficit:
Subscribed capital	(16)	67
Additional paid-in capital		—
Accumulated deficit		(18,163)
Accumulated other comprehensive income	(16)	4,357

Total stockholders’ equity/deficit		(13,739)

Total liabilities and stockholders’ equity/deficit		166,704

The accompanying notes are an integral part of these Consolidated Financial Statements.

COCREATE SOFTWARE GMBH
Consolidated Statement of Operations
(in thousands of Euro)

		November 1, 2006 to
	Note	October 31, 2007
License revenues		13,953
Support revenues		39,848
Consulting revenues		4,366
Cash discounts		(169)

Revenues		57,998

Cost of license revenues		(1,144)
Cost of support revenues		(4,641)
Cost of consulting revenues		(3,285)

Cost of sales		(9,070)

Gross profit		48,928

Selling and marketing expenses		(10,996)

General and administrative expenses		(4,193)

Research and development expenses		(8,995)

Amortization of intangible assets	(6)	(15,773)

Operating income		8,971

Interest income		457

Interest expense		(11,285)

Amortization of financing cost		(3,092)

Other non-operating income and expenses, net	(17)	6,764

Income before income taxes		1,815

Income taxes	(15)	(11,914)

Net loss		(10,099)

The accompanying notes are an integral part of these Consolidated Financial Statements.

COCREATE SOFTWARE GMBH
Consolidated Statement of Stockholders’ Equity/Deficit
(in thousands of Euro)

				Accumulated
				Other		Total
	Subscribed	Additional	Accumulated	Comprehensive		Stockholders’
	capital	Paid-in Capital	deficit	Income (Loss)	Treasury Stock	Equity/Deficit
Balance as of October 31, 2006	5,089	28,936	(825)	(240)	(500)	32,460

Effect of combination	(5,022)	4,547			500	25

Distribution to shareholders		(33,483)	(7,239)			(40,722)

Net Loss of the period			(10,099)			(10,099)

Adjustment to adopt SFAS 158				5,200		5,200

Foreign currency translation adjustment				(603)		(603)

Balance as of October 31, 2007	67	—	(18,163)	4,357	—	(13,739)

 The accompanying notes are an integral part of the consolidated financial statements.

COCREATE SOFTWARE GMBH
Consolidated Statement of Cash Flows
(in thousands of Euro)

November 1, 2006 to
October 31, 2007
Cash Flows from Operating Activities:
Net loss	(10,099)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,088
Amortization of deferred financing cost	3,092
Revaluation of USD Bank Debt (1st and 2nd Lien)	(7,734)
Deferred income taxes	9,691
Changes in operating assets and liabilities:
Trade accounts receivable	(1,136)
Inventories	(14)
Prepaid expenses and other current assets	(1,024)
Other assets	(4,456)
Trade accounts payable	(60)
Deferred revenue	1,905
Other accrued expenses and current liabilities	2,259
Accrued pension liability	(67)
Accrued vacation entitlement	691

Net cash provided by operating activities	9,136

Cash Flows from Investing Activities:
Purchases of property and equipment	(216)

Net cash used in investing activities	(216)

Cash Flows from Financing Activities:
Repayments of short-term debt	(1,250)
Repayments of Senior Loan	(102,383)
Proceeds from debt issuance	140,701
Scheduled Repayment of new debt issuance	(456)
Change in capital lease and other long term debt	(22)
Distribution to Shareholders	(40,722)

Net cash used in financing activities	(4,132)

EFFECT OF EXCHANGE RATE DIFFERENCES ON CASH	403

INCREASE IN CASH AND CASH EQUIVALENTS	5,191

Cash and cash equivalents, beginning of year	3,130

Cash and cash equivalents, end of the year	8,321

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest	13,804
Income taxes	813
The accompanying notes are an integral part of these Consolidated Financial Statements.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
1. THE COMPANY
CoCreate Software GmbH (HRB 245058; “CoCreate SW”), Sindelfingen, Germany, was founded on June 21, 2000, and was the operative holding company of the CoCreate Group.
On January 4, 2007, ESP 530 GmbH, Stuttgart, Germany, was founded without having operating activities. On April 27, 2007 ESP 530 GmbH was acquired by Max Participations II S.a.r.l., Luxembourg, which is ultimately owned by HBK Investment LLC, Texas, USA, and renamed to CoCreate Holdings GmbH.
On May 16, 2007, CoCreate Holdings GmbH increased its share capital from EUR 25,000 to EUR 67,050 through a mixed contribution in kind whereby the mixed contribution was made through contributing all outstanding shares of CoCreate SW with the surplus value of the share capital partially being paid in cash and the remainder added to the capital reserve. As part of the transaction CoCreate Holdings GmbH repaid the outstanding bank loans of CoCreate SW in full. To finance the transaction CoCreate Holdings GmbH on May 17, 2007 entered into credit agreements with Credit Suisse as Sole Lead Arranger, Security Agent and as Administrative Agent and CapitalSource as a Revolver Administrative Agent.
On June 19, 2007 CoCreate SW was merged into CoCreate Holdings GmbH retroactively with effect from November 1st, 2006 and CoCreate Holdings GmbH was renamed to CoCreate Software GmbH (“CoCreate Software” or “the Company”). The merger was registered with the commercial register on July 12, 2007. As of October 31, 2007 HBK Investment LLC ultimately now owns 95.1% of the Company through Max Participations II S.a.r.l, Luxembourg.
CoCreate develops and markets 3rd generation Product Lifecycle Management (PLM) products, primarily consisting of mechanical computer-aided design (CAD) and Data Management (DM) and collaboration software products. CoCreate’s solutions are available in 10 languages and are installed on more than 100,000 systems in design, engineering and manufacturing organizations worldwide.
CoCreate has four separate product groups, (i) 2D CAD software and related services, (ii) 3D CAD software and related services, (iii) Data Management software and related services and (iv) Design Collaboration and related services.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation and consolidation
The accompanying consolidated financial statements of the Company are presented in Euro and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US-GAAP”). The assets, liabilities and results of operations of all entities in which the Company has a controlling interest have been consolidated. All significant intercompany accounts and transactions have been eliminated.
Use of estimates
The preparation of financial statements in conformity with US-GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Goodwill
Goodwill represents the excess of the cost of acquisition of subsidiaries over the fair value of identifiable net assets at the dates of acquisition. Goodwill is not amortized, but is tested for impairment annually or more often when events or circumstances indicate that there may have been impairment.
Definite-lived intangible assets
We recognize intangible assets acquired in a business combination in accordance with the principles of Statement of Financial Accounting Standards (SFAS) 141, “Business Combinations". The identified intangible assets are recorded at fair value on the date of acquisition. The rate of amortization of definite-lived intangible assets is calculated with reference to the period over which we expect to derive economic benefits from such assets. We evaluate all definite-lived intangible assets for impairment in accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.
Foreign currency translation
The functional currency of each of the Company’s subsidiaries is the local currency in which each subsidiary is located. Assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the balance sheet date. Differences arising from the translation are recorded as “accumulated other comprehensive income (loss)”. Revenues and expenses are translated at average rates of exchange in effect during the year.
Transactions in foreign currencies are translated at the exchange rate in effect at the date of each transaction. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated for inclusion in the consolidated balance sheet are recognized in the statement of operations and are included in “other non-operating income and expenses, net”. The foreign currency exchange gain recognized in the consolidated statement of operations for the period from November 1st, 2006 to October 31, 2007 was KEUR 8,071.
If an intercompany foreign currency transaction is of a “long-term investment” nature, exchange adjustments relating to the transaction are made directly to “accumulated other comprehensive income (loss)”. The foreign currency exchange adjustment as of October 31, 2007 of KEUR 294 relating to a long term intercompany loan to CoCreate USA is included in “other comprehensive income”.
Cash and cash equivalents
All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The carrying amounts of cash and cash equivalents approximate fair value due to the short maturity of these investments.
Accounts receivable
Accounts receivable are stated at the lower of the sales amount or net realizable value as of the balance sheet date and are considered past due when payment terms have been exceeded. Receivables with recognizable risks are provided for by allowances, while uncollectible receivables are written off.
The Company performs ongoing credit evaluations to reduce credit risk and requires no collateral from its customers. Management estimates the allowance for uncollectible accounts based on historical experience,

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
customer credit evaluation and specific customer circumstances. The Company generates sales primarily from transactions originating in Japan, Germany, other European countries, the United States and to a lesser degree in other Asian countries. The Company’s customers are generally involved in various types of manufacturing and electronics industries which tends to diversify credit risk.

October 31,
2007
KEUR
Allowance for specific bad debts	273
Allowance for doubtful accounts	138
Cash discount allowance	17

428

Inventories
Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.
Property and equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of assets as outlined in Note 5.
Royalty costs
The Company is required to pay royalties on applications licensed from third parties that are a component of the software products sold by the Company. These royalties are expensed as cost of sales on a per unit or percent of revenue basis as software products are sold. Royalties paid in advance of the sale of the Company’s software products are included in prepaid expenses and recorded as expense when the related software products are sold.
Financial instruments
In the past, the Company has used derivative financial instruments (primarily forward exchange contracts) in the ordinary course of business to mitigate its exposure to changes in foreign exchange rates. In addition, the Company has used an interest rate swap and an interest cap contract to hedge the cash flows relating to long-term loans. The maximum length of time over which the Company hedges its exposure to the variability in future cash flows for forecasted transactions is three years. The Company’s risk management policies do not provide for the utilization of financial instruments for trading purposes.
Derivative instruments are accounted for in accordance with SFAS 133 “Accounting for Derivative Instruments and for Hedging Activities”. On the date a derivative contract is entered into, CoCreate designates the derivatives as either an effective or ineffective cash flow hedge.
CoCreate recognizes all derivative instruments as assets or liabilities on the balance sheet and measures them at fair value. Changes in fair values are recognized either in the consolidated statement of operations under “interest income” or “interest expense” (for ineffective hedges) or in the consolidated balance sheet under “accumulated other comprehensive income (loss)” (for effective hedges).

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
The carrying amounts of financial instruments including cash, accounts receivables and accounts payables, short-term debt and other accruals and liabilities approximate fair value due to the short maturity of those instruments.
All derivative financial instruments were settled in the reporting period resulting in a cash inflow of KEUR 154.
Advertising Costs
All costs of advertising the software products, books and related services offered by the Company are expensed as incurred and included in selling and marketing expenses. In 2007 advertising costs were KEUR 508.
Income taxes
The Company utilizes the “asset and liability” method of accounting for income taxes in accordance with SFAS 109, “Accounting for Income Taxes”. Under the “asset and liability” method, deferred taxes are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.
Comprehensive income (loss)
SFAS 130 “Reporting Comprehensive Income” establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss) is defined as all changes in equity from non-owner sources. For the Company, comprehensive income (loss) consists of net earnings, changes in the cumulative foreign currency translation adjustments, the adjustments related to the accounting of SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 89, 106 and 132 (R)” (SFAS 158) and cash flow hedge adjustments. The Company reports comprehensive income (loss) in the consolidated statement of stockholders’ equity/deficit.
Software development expenses
The Company accounts for internally generated software development costs in accordance with SFAS 86 “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”. Capitalization of software development expenses begins upon the establishment of technological feasibility and ceases when the product is available for general release. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies. As the Company has a practice of releasing software shortly after reaching technological feasibility, there has traditionally been a very short passage of time between achievement of technological feasibility and the availability of the Company’s product for general release. Therefore, the Company has not capitalized software development costs as of October 31, 2007.
Research and development expenses include all direct costs, primarily personnel and outside consultants, related to the development of new products and significant enhancements to existing products. Research and development expenses are incurred during the completion of the preliminary design and conception phase and prior to the technological and economic feasibility of the product being established. These costs are immediately expensed as incurred.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Revenue recognition
The Company derives revenues from the following sources: software license revenue, maintenance revenue and services revenue, which primarily consists of support, consulting and training. The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, “Software Revenue Recognition”, SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions”, and other authoritative accounting literature.
The Company recognizes revenue when persuasive evidence of an agreement exists, delivery of the product has occurred, the license fee is fixed or determinable, and collection is probable. Consulting services generally do not involve significant modification or customization of the licensed software. The Company uses the residual method to recognize revenue when a license agreement includes one or more elements to be delivered at a future date and vendor specific objective evidence of the fair value of all undelivered elements exists. Under the residual method, the fair value of the undelivered elements is deferred and subsequently recognized in accordance with the relevant sections of SOP 97-2 and the remaining portion of the arrangement fee is recognized as revenue related to the delivered elements.
Maintenance revenue is recognized ratably over the term of the maintenance agreement, typically one year. Consulting and training revenues are usually charged on a time and materials basis and are recognized as the services are performed.
The Company’s software products are licensed to customers through the Company’s direct sales force as well as arrangements with certain distributors and value-added resellers (VARs). Distributors and VARs take full risk for the ultimate sale of the product. The arrangements do not include any specific return rights, stock-balancing rights, or price protection clauses.
Shipping and handling expenses
Shipping and handling expenses primarily consist of costs relating to license and update shipments. They are recorded under cost of sales in the consolidated financial statements. All costs of shipping and handling are expensed as incurred. Shipping and handling expenses were KEUR 86.
Product warranties
The Company provides one-year warranty with the purchase of consulting services. The anticipated cost for this one-year warranty is accrued upon recognition of revenue and is recorded in the consolidated balance sheets under other accrued expenses and current liabilities. On October 31, 2007 the warranty accruals amount to KEUR 77.
Impact of recently issued accounting standards
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS 157 “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, this Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
(2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In those situations, the reporting entity need not undertake all possible efforts to obtain information about market participant assumptions. However, the reporting entity must not ignore information about market participant assumptions that is reasonably available without undue cost and effort. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are evaluating the requirements under SFAS 157 and do not expect the adoption to have a significant adverse impact on our financial position or result of operations.
In September 2006, the FASB issued SFAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to: a. Recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position. For a pension plan, the benefit obligation is the projected benefit obligation; for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation. b. Recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS 87, “Employers’ Accounting for Pensions”, or SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”. Amounts recognized in accumulated other comprehensive income, including the gains or losses, prior service costs or credits, and the transition asset or obligation remaining from the initial application of SFAS 87 and SFAS 106, are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of those Statements. c. Measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). d. Disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. This Statement is effective for financial statements issued for non-public companies for fiscal years ending after June 15, 2007.
In June 2006, FASB issued FASB Interpretation No. (FIN) 48 “Accounting for Uncertainty in Income Taxes”, an interpretation of SFAS 109. This Interpretation clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet for recognition in the financial statements. The evaluation of a tax position in accordance with this Interpretation is a two-step process. The first step is recognition: the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step is measurement: a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. This Interpretation also expands the disclosure requirements, including a tabular rollforward of the aggregate unrecognized tax benefits and specific detail related to tax uncertainties for which it is reasonably possible that the amount of unrecognized tax benefits will significantly change within 12 months. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2007. We are currently evaluating the requirements under FIN 48.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
3. ACQUISITION
On May 16, 2007 CoCreate Holdings, ultimately owned by HBK Investment LLC, effectively acquired 100% of the outstanding shares of CoCreate SW and its fully owned subsidiaries in the United States and Japan from Max Participations II S.a.r.l., Luxembourg through a mixed contribution in kind capital increase of CoCreate Software. CoCreate Holdings hereby increased its share capital from KEUR 25 to KEUR 67 by way of contributing the outstanding shares of CoCreate SW into CoCreate Holdings. The surplus value was partially paid out in cash (KUSD 55,000) with the remainder being contributed to the free capital reserve of the Company (KEUR 64,560). The transaction was financed with bank debt (also see Note 12).The acquisition was accounted for in accordance with SFAS 141 for business combinations of entities under common control. Accordingly, the assets and liabilities transferred were accounted for at CoCreate Holdings with the carrying value at CoCreate SW.
After the acquisition, CoCreate SW was merged into CoCreate Holdings on June 19, 2007 and renamed to CoCreate Software GmbH. HBK Investment LLC ultimately owns 95.1% of the Company now through Max Participations II S.a.r.l, Luxembourg. The merger was entered into the commercial register on July 12, 2007.
4. PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets are generally accounted for at nominal value and have a residual term of up to one year and consist of the following:

October 31,
2007
KEUR
Prepaid support and maintenance	407
Prepaid taxes	334
Prepaid vacation bonus, wages and salaries	86
Other prepayments	135

962

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
5. Property and Equipment

October 31,
2007
KEUR
Computer and other equipment	804
Furniture and fixtures	22
Leasehold improvements	127

953
Less: accumulated depreciation	(398)

555

Depreciation is computed using the straight-line method over the estimated useful lives of assets, as follows, with leasehold improvements being depreciated over the lesser of the underlying lease term or the expected useful life:

Computer and other equipment	3 - 7 years
Furniture and fixtures	5 - 13 years
Depreciation expense for the period from November 1, 2006 to October 31, 2007 was KEUR 277.
Property and equipment include equipment capitalized under capital lease agreements of KEUR 82 as of October 31, 2007.
6. INTANGIBLE ASSETS
Intangible assets at October 31, 2007 consist of the following:

			Amortization Nov 1,
	Acquisition		2006 to October 31,	Accumulated
	cost	CTA	2007	amortization	October 31, 2007
	gross				net
	KEUR	KEUR	KEUR	KEUR	KEUR

Licenses	98,036	—	12,861	17,148	80,888
Goodwill	38,443		—	—	38,443
Customer list	24,341	(1,451)	2,912	3,916	18,974
Trademark	3,697		—	—	3,697

	164,517	(1,451)	15,773	21,064	142,002

All intangible assets are amortized using the straight-line method. The software licenses are being amortized over their estimated useful life of 6-8 years. The acquired customer list is being amortized over its estimated useful life of 8 years. Trademarks and goodwill are assumed with an indefinite useful life and consequently are not being amortized.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Management’s estimates of expected future cash flows and related fair values are based on the best information that is currently available, but may change in subsequent periods based on a variety of factors such as market conditions. If additional adjustments are warranted based on change in estimates, these amounts will be recorded in the period the changes are known.
The expected amortization of the intangible assets for the remaining useful lives is as follows:

Amortization in
Business Year	KEUR
2007/08	15,904
2008/09	15,904
2009/10	15,904
2010/11	15,904
2011/12	15,904
thereafter	20,342
In October 2003, the Company entered into a patent assignment agreement with Hewlett-Packard Company (“HP”) whereby CoCreate assigned all of its patents to HP in order for HP to file legal actions against third parties who may be infringing on these patents. Under this agreement, CoCreate will receive certain minimum payments plus a portion of any cash recoveries or settlements from these legal actions. Further, the Company retained licenses to all the patents, the right to providing contract manufacturing (OEM-business) and extended the existing non-compete clause with HP through 2006. In the event that either HP does not want to prolong certain patents or the legal proceedings do not result in cash recoveries to cover at least the contractual minimum payments, the agreement may be canceled and the patents will fall back in possession of the Company.
7. RESTRICTED CASH
On October 11, 2006 the Company entered into a certificate of deposit with Bank Wells Fargo in Fort Collins in the amount of KEUR 39, to secure a letter of credit in the amount of KUSD 50 that Wells Fargo issued to reinstate a US Custom Bond certificate for the next fiscal year.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
8. DEFERRED FINANCING COSTS AND OTHER ASSETS
Other assets are as follows:

October 31,
2007
KEUR
Deferred financing costs	4,108

Deposit for rented office space	365
Deposit for company cars	90

Other assets	455

The deferred financing costs as of October 31, 2007 consist primarily of arrangement fees paid to Credit Suisse and HBK as well as other directly related costs which occurred in connection with the new loan agreements. They are being amortized using straight-line depreciation over the terms of the granted loans. Given the fact that only small principal payments were scheduled to be paid by the Company over the term of the debt, the interest expense on the debt each year was not expected to fluctuate significantly. Therefore, the difference between using the straight-line method and the effective interest method is considered immaterial. The depreciation amounts of the new capitalized financing cost add up to KEUR 351. In addition the P&L contains amortized financing cost in the amount of KEUR 2,741 relating to the refinanced bank loans granted in FY06. See also Note 12.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
9. EMPLOYEE RETIREMENT PLANS
DEFINED BENEFIT PLANS
As of October 31, 2007 we adopted the recognition and disclosure requirements of SFAS 158. SFAS 158 requires recognition of the funded status of our defined benefit pension on the consolidated balance sheet on a prospective basis and recognize as a component of “accumulated other comprehensive income (loss)”, net of tax, the gains or losses, and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost. Upon adoption of the SFAS 158 additional minimum pension liabilities were unrecognized.
German pension plans
As of October 31, 2007, CoCreate Germany employees participate in three separate funded defined benefit pension plans. The plans are controlled and administered by CoCreate Software, while the investments are held and managed by CoCreate Software Trust e.V.
For employees who began work before December 31, 1994, the “PPL” pension plan is applicable with the following key criteria:
•	All employees who begin work before age 53 and achieve one full-year of employment are entitled to a pension.

•	Old-age pension from age 65 – such pension amounts to (1) 0.5% of earnings for those years of service which are subject to social security contributions, so long as the prevailing social security income threshold at the retirement date is not exceeded; (2) 2% of earnings on which social security contributions are based which exceed the social security income threshold; and (3) 2% of earnings for those years of service which are not subject to social security contributions.

•	The annual old-age pension (from 65 years of age) is a minimum of EUR 614.

•	All years of service count toward the eligible service period so long as the years of service are consecutive with the Company until age 65. The maximum eligible service period is 40 years, which may be reached before the retirement age of 65.

•	The yearly retiree pension is 13 times the average monthly base wage in the two years preceding retirement. For part-time employees, monthly pensions are projected based on the basic full-time salary.

•	Pension for occupational disabilities are at the same level as the old-age pension.

•	Widow’s/widower’s pension is 60% of the paid or achievable old-age/disability pension.

•	Orphan’s pension is 15% of the old-age/disability pension in case of loss of one parent.

•	For early retirement (between 50 and 65 years of age), the benefit depends upon the individual’s age when leaving the Company.
For employees who began work after December 31, 1994, the BVP pension plan is applicable. The key elements of this plan are as follows:
•	For BVP, employees who begin work before age 53 and achieve one full-year of employment are entitled to a pension.

•	The old-age pension for the BVP Plan is increased by the annual employer’s premiums (1.5% of salary income on which supplementary retirement benefits are based, according to federal law, as well as 4.5% of salary income on which supplementary retirement benefits are based, which are not covered by federal law). Such employer premiums are converted into pension commitments.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
•	For BVP, all years of service count towards the eligible service period so long as the years of service are consecutive with the Company until age 62.
The ZVP, initiated on May 1, 1984, is applicable with the following criteria:
•	The ZVP, offers all employees who fulfill certain criteria (minimum age of 30 and Company employee for more than 5 years are the key criteria) improved benefits if employees agree to certain salary reductions. The plan grants benefit payments divided into six annual installments. The Company guarantees 6% interest on the accrued employee capital by the time the benefits fall due.

•	For ZVP, all years of service count towards the eligible service period so long as the years of service are consecutive with the Company until age 63.
Japanese pension plan
At CoCreate Japan certain Japan employees participate in a defined benefit plan as well as in two government-managed pension plans. Primarily all employees are eligible for these plans. Benefits are based on either years of service or salary level, or a combination of the two. Full benefits are earned at age 60 for all plans; reduced early-retirement benefits may be received for the government-managed pension plans.
The components of net pension expenses for the above German and Japanese benefit plans were as follows:

		Year ended
		October 31, 2007
	KEUR
	Germany	Japan	Total
Service cost	1,066	175	1,241
Member Contribution	(284)	—	(284)
Interest cost	1,098	55	1,153
Expected return on plan assets	(1,494)	(117)	(1,611)
Amortization of Losses	(3)	(46)	(49)

Net periodic pension cost	383	67	450

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
The funded status of the Company’s pension plans and the amounts recognized in the Company’s consolidated balance sheet are as follows:

	October 31, 2007
	KEUR
	Germany	Japan
Changes in benefit obligation:
Balance at beginning of period	25,125	2,736
Effect of foreign currency exchange rates	—	(267)
Service cost	1,066	175
Interest cost	1,098	55
Benefits payments and expenses	(287)	(54)
Actuarial (gains) / losses	(4,464)	(137)

Balance at end of period	22,538	2,508

Change in fair value of plan assets:
Balance at beginning of period	18,490	3,129
Effect of foreign currency exchange rates	—	(307)
Actual return on plan assets	2,034	231
Employer contributions	70	194
Employee contributions	345	—
Actual Distribution	(42)	(54)

Balance at end of period	20,897	3,193

Funded status	(1,641)	685
Unrecognized actuarial gains, net	(6,411)	(1,057)

Net amount recognized	(8,052)	(372)

The date used to determine pension benefit measurement is October 31, 2007 for the German and Japanese pension plans.
The assets of the various German plans consist of funds managed by CoCreate Software Trust e. V. that have underlying investments in funds of securities of the Allianz Global Investors, Frankfurt a. M.
If, at the beginning of the following year, the unrecognized net actuarial gain or loss exceeds 10 percent of the greater of the projected benefit obligation or the market-related value of plan asset, that excess will be amortized into earnings by dividing that excess by the average remaining service period of active employees expected to receive benefits under the plan.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
The assumptions used to calculate the benefit obligations and the expected long-term return on assets for the defined benefit plans in Germany and Japan were as follows:

	October 31, 2007
	%
	Germany	Japan
Discount rate	5.25	2.50
Average increase in compensation levels	2.75	2.75
Expected long-term return on assets	8.00	4.00
Post-retirement pension increase rate	2.00	0.00
Expected return on assets is determined by historic average performance under consideration of current market developments for equity securities and long term bond interest for debt securities. Through the equity and debt securities mix according to the investment policy the average expected return for the assets is derived.
Additional information on plan assets:

	October 31, 2007
	%
	Germany	Japan
Equity securities	63	79
Debt securities	35	18
Other	2	3
The investment policy of the Company follows the benchmark calling for a 60% equities securities investment for the German asset fund and 79% equities securities investment for Japan. The relatively high proportion of equity securities in the investment strategy is attributable to the comparatively low average age of the employees of the Company, thus being able to realize the higher equity returns over time without the risk of short time requirements for funds during a market downturn period. The investment strategy foresees that with the aging of the employee structure of the Company, the investment will be shifted more towards debt securities.
In Germany the securities investment strategy is leaning towards the DJEuroSTOXX 50 and the JP-EMU indices, ensuring little exchange rate risks.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Estimated Future Benefit Payments:
The following payments, which reflect estimated future service, are expected to be paid:

	KEUR	KJPY
	Germany	Japan
from November 1, 2007 to October 31, 2008	344	6,888
from November 1, 2008 to October 31, 2009	421	7,281
from November 1, 2009 to October 31, 2010	495	7,721
from November 1, 2010 to October 31, 2011	515	15,039
from November 1, 2011 to October 31, 2012	581	18,780
from November 1, 2012 to October 31, 2017	4,348	101,946
Expected contributions in financial year 2008/2009:

	KEUR	KJPY
	Germany	Japan
Expected Employer Contribution	70	28,417
Expected Employee Contribution	345	—
Accumulated Benefit Obligation:

		October 31, 2007
	KEUR	KEUR	KEUR	KJPY
	PPL	BVP	ZVP	Japan

Projected benefit obligation	17,316	884	4,338	415,388
Accumulated benefit obligation	15,040	789	4,338	360,484
Fair Value of plan assets	15,560	415	4,922	528,811
The projected benefit obligation (PBO) for former members of the board amounts to KEUR 3,713 and for active members of the board to KEUR 1,144.
DEFINED CONTRIBUTION PLANS
Certain CoCreate employees also participate in defined contribution plans in the USA. Total related expenses were KEUR 251 for the period from November 1, 2006 to October 31, 2007.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
10. VACATION ENTITLEMENT PROGRAM
Until August 2005 all full-time CoCreate Germany employees had work contracts which include a standard 38-hour work-week; however, all of these employees generally work a minimum of 40-hours per week. The employees are entitled to receive compensation for the 2-hour differential as well as compensation for overtime in excess of the 40-hour week in cash or increased future vacation. If increased vacation is chosen but not used by the time the employees leave the Company, the employees have a right to receive this compensation in cash at that time. The Company accrues for such costs as incurred. After August 2005 all new work contracts have a standard 40-hour work-week.
Separate investments are specifically reserved to meet the vacation obligation differential, including standard vacation; as the right of offset exists, the assets and liabilities are netted within the accompanying consolidated balance sheet. These investments are held and managed by CoCreate Software Trust e. V, and have underlying investments in funds of securities of Dresdner Bank Investment Management Kapitalanlagegesellschaft mbH, Frankfurt am Main. The net asset/liability position was as follows:

October 31,
2007
KEUR
Vacation entitlement accrual in Germany	2,919
Investments at fair value in Germany	(3,044)

Vacation entitlement asset	(125)

SUMMARY OF WORLDWIDE VACATION ENTITLEMENT PROGRAM
Total accrued vacation entitlements are as follows:

October 31,
2007
KEUR
USA	434
Rest of World	178

612

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
11. OTHER ACCRUED EXPENSES AND CURRENT LIABILITIES
Other accrued expenses and current liabilities are as follows:

October 31,
2007
KEUR
Company profit sharing (bonus plan)	1,353
Trade tax	1,164
Value-added taxes	776
Outstanding invoices for goods and services	790
Other payroll related accruals	377
Social security and payroll taxes	283
Accrued commission	255
Royalties payables	194
Warranty accrual	77
Other taxes	8

5,277

Other payroll related accruals consist of accruals for vacation and Christmas bonus payments of KEUR 377 as of October 31, 2007.
12. LONG-TERM DEBT TO BANKS
Long-term debt to banks is as follows:

October 31,
2007
KEUR
1st Lien Loan	86,120
2nd Lien Loan	46,393

132,513

Less: current maturities	866

131,647

Loan agreement with Credit Suisse and CapitalSource (“First Lien Credit Agreement” and “Second Lien Agreement”):
Credit Suisse, Cayman Island Branch, acting as General Administrative Agent and as Collateral Agent, CapitalSource Financing LLC, acting as Revolver Administrative Agent and Credit Suisse Securities (USA) LLC, acting as Sole Lead Arranger, (together “Lenders”) provided CoCreate Software with a “First Lien Credit Agreement” in the amount of KUSD 125,000, a “Second Lien Credit Agreement” in the amount of KUSD 67,000 and with a “Revolving Loan Facility” in the amount of KUSD 7,500.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
The interest rate consists of USD-LIBOR plus the applicable margin.
Provided there are no events of default as defined by the First Lien Credit Agreement, the margins for the loans under the Second Lien Credit Agreement:
(i)	with respect to the “First Lien Term Loan” 3.00%

(ii)	with respect to the Revolving Loan:

Applicable Margin for
Consolidated Leverage Ratio	Eurodollar Loans
> = 5.00 : 1.00	2.500%
< 5.00 : 1.00 and >= 4.00 : 1.00	2.250%
< 4.00 : 1.00 and >= 3.00 : 1.00	2.125%
< 3.00 : 1.00	1.875%
(iii)	with respect to the “Second Lien Term Loan” 7.25%
The “First Lien Term Loan” bears interest of USD-LIBOR plus 3.00% (average for May 16, to October 31, 2007: 8.34%), the “Second Lien Term Loan” bears interest of USD-LIBOR plus 7.25% (average for May 16, to October 31, 2007: 12.60%), respectively.
The “First Lien Term Loan” will be repaid in quarterly installments of USD 312,500 through January 31, 2013 leaving a final rate of USD 117,812,500 at the Term Loan Maturity Date on May 16, 2013 with the first installment having been made on July 31, 2007. The “Second Lien Term Loan” will be repaid at the end of its maturity on May 16, 2014. The Borrower is entitled to repay the loan prematurely by extraordinary payments of at least KEUR 500 and a multiple of KEUR 250 (“voluntary prepayments”).
Under the following circumstances the Company has to make premature repayments (“mandatory prepayments”) on the “First Lien Term Loan”, the “Second Lien Term Loan” and the “Revolving Loan Facility”.
Repayments to full extent under the following circumstances:
•	Upon the occurrence of an Initial Public Offering (IPO).

•	Majority change of Governing Body within twelve months.

•	Sale of substantially all or all of the business and assets of the group.
Repayments in the amount of the net proceeds under the following circumstances:
•	Net proceeds from the disposal of assets of a group and in agreement with the Lenders that such net proceeds are not reinvested in replacement investments.

•	Net proceeds from Insurance/Condemnation of a company group member of KUSD 250 per case. If the aggregate amount per fiscal year is above KUSD 5,000 the net proceeds have to be used for mandatory prepayments. If the net proceeds are below this amount, the Company or a member is allowed to reinvest the proceeds in equipment and other productive assets used in the business of the Company.

•	Net proceeds from Issuance of Indebtedness above certain specified thresholds.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
•	Beginning after the fiscal year ending October 31, 2008, excess cash repayments in the amount of 75% of the consolidated excess cash flow, whereby consolidated excess cash flow is calculated as cash flow before payable debt service and voluntary prepayments of the loan. The repayment is connected to the Consolidated Leverage Ratio, as set out in the table below:

Consolidated Excess Cash Flow
Consolidated Leverage Ratio	Repayment
> = 4.00 : 1.00	75%
< 4.00 : 1.00 and >= 3.50 : 1.00	50%
< 3.50 : 1.00 and >= 2.50 : 1.00	25%
< 2.50 : 1.00	0%
In addition the Company has to report regularly to the bank in the form of annual audit reports of the group companies and quarterly reports on the financial situation of the group.
The Company may make restricted profit distributions under the credit agreements.
The loans provided under the First Lien Credit Agreement as well as the Second Lien Credit Agreement are secured under the Security Trust Agreement with Credit Suisse as Security Agent for the Lenders, CapitalSource Finance LLC and CoCreate Software based on the following securities:
1.	Share Pledges:
(i)	100% of owned shares of CoCreate Software, Germany;

(ii)	100% of owned shares of the subsidiaries in Japan and USA.
     Net assets of all subsidiaries whose shares have been pledged amount to KEUR -932.
2.	Other Pledges:
(i)	Pledge (or assignment for security purposes) of all patents, licenses and trademarks owned by or, to the extent possible, licensed to any of the Group Companies as well as all patents, licenses and trademarks owned by CoCreate Software Inc., USA;

(ii)	Pledge of all fixed assets including inventory and office equipment of CoCreate Software and CoCreate Software Inc., USA;

(iii)	Pledge of bank accounts of CoCreate Software and CoCreate Software Inc., USA;

(iv)	Pledge of earnings from assigned insurances of CoCreate Software, and CoCreate Software Inc., USA;

(v)	Assignment for security purposes of any and all present and future, actual and contingent accounts receivables against HP resulting from the patent assignment agreement (Note 6);

(vi)	Pledge of all Inter Company Loans between CoCreate Japan and CoCreate Software.
3.	Irrevocable, unconditional, first demand rights on default for the benefit of the Security Beneficiaries such as the full repayment of the loans and all interest, fees and other charges related thereto owed by any and all of the Group Companies. Irrevocable, unconditional, first demand rights on default for the benefit of the

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Security Beneficiaries such as the full repayment of any advances made to the Company under the Revolving Loan Facility plus all interest fees and other charges related thereto. Further the Security Beneficiaries have the right to declare security documents to be enforceable as well as call for cash cover from the Security Beneficiaries for any contingent liabilities;

4.	Global Assignment Agreement regarding all accounts receivables of all Group Companies;

5.	Each of the parties agrees, that the liabilities and the security rank in the following order and are postponed and subordinated to any prior ranking of liabilities as follows:
(i)	first, the First Lien Credit;

(ii)	second, the Second Lien Credit
The First Lien Credit Agreement and the Second Lien Credit Agreement contain conditions and events of default, the failure to comply with, or occurrence of, would generally give the Lenders the right to terminate the First Lien Credit Agreement and the Second Lien Credit Agreement and require the repayment of the outstanding borrowings under the First Lien Credit Agreement and the Second Lien Credit Agreement. The most restrictive of such conditions among other restrictions include the following financial covenants: (1) Maximum Leverage Ratio, (2) Maximum Ratio of Consolidated Total First Lien Debt to Consolidated EBITA, (3) Maximum Interest Coverage Ratio.
13. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
In March 2005 the Company entered into an interest rate swap agreement to hedge interest rates in certain variable rate debts as well as into a cross currency swap to hedge the Yen currency exposure in relation to certain Euro based debts. These instruments have been designated as cash flow hedges under SFAS 133 and they have been accounted for as effective cash flow hedges.
In August 2006 the Company entered into an interest cap agreement limiting the risks of the variable EURIBOR loans. The Company paid interest in the amount of 3 months EURIBOR capped at 4.5%.
After the refinancing in May 2007 both derivative instruments were sold at their net present value. The net present value of the interest rate swap was KEUR 75 while the net present value of the interest rate cap was KEUR 80.
14. FAIR VALUE OF FINANCIAL INSTRUMENTS
Owing to their short-term maturity, financial assets and liabilities with carrying amounts approximating fair value include cash and cash equivalents, short-term investments, accounts receivable, accounts payable, current portion of long-term debt and short-term debt. Fair value of long-term debt is determined based on discounted cash flow analyses using interest rates at which similar loans would be made to borrowers with similar credit ratings. The carrying amounts and the estimated fair values of financial instruments at October 31, 2007 are identical since the debt has a variable interest rate.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
15. INCOME TAX EXPENSE/BENEFIT
The expense / (benefit) for income taxes consists of the following:

November 1, 2006 to
October 31, 2007
KEUR
Current taxes
Germany	2,083
Foreign	140

2,223

Deferred taxes
Germany	10,222
Foreign	(531)

9,691

Expense (Benefit)	11,914

German corporate tax law applies a split-rate with regard to the taxation of the income of a corporation. In accordance with the German tax law, income is initially subject to a federal corporate tax rate of 25% plus solidarity surcharge of 5.5% on federal taxes payable. The corporate income tax rate plus the after tax benefit trade tax rate of 15.6% amounts to a combined tax rate of 37.9%.
German Corporate Tax Reform 2008 — The Impact on Accounting for Income Taxes
On August 14, 2007, the Bundespräsident (Federal President) signed the Corporate Tax Reform Act 2008. The Act introduces various changes to the taxation of German business activities. Some of the changes have a significant, and in some cases, immediate impact.
The main changes with an impact on accounting for income taxes are:
•	Tax Rate Reduction

•	Restriction on the Utilization of Tax Losses in the Event of a Change of Control

•	New Interest Capping Rules

•	Tightening of the Tax Basis for Trade Tax Income
Under U.S. GAAP current and deferred tax assets and liabilities are measured based on the provisions of the enacted tax law. In the case of a change in tax laws, adjustments are reflected in income from continuing operations for the period that includes the enactment date.
As the Bundespräsident (Federal President) signed the new legislation into law on August 14, 2007 the law was “enacted” for U.S. GAAP purposes on that date.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Impact: Tax Rate Reduction
The new law reduces the corporate tax rate but also eliminates the deductibility of trade taxes. The corporate tax rate will be reduced from 25% to 15%. The solidarity surcharge of 5.5% remains unchanged and will still be levied on the corporate tax. As a result, the effective corporate tax charge will add up to 15.825% (instead of the previous rate of 26.375%). For trade tax purposes, the base rate which is applied to the trade tax income will decrease from 5% to 3.5%. However, trade tax will no longer be treated as a tax deductible expense for trade tax or corporate tax purposes. Depending on the local multiplier determined by the relevant municipality, the average effective trade tax rate will range from 12% to 17%.
Accordingly the tax rates for CoCreate Software GmbH will decrease from 26.375% to 15.825% for corporation tax and from 15.612% to 12.95% for trade taxes. The new tax rates have been applied on all temporary differences that are expected to reverse after the new law takes effect. The effect of the tax-law change on deferred income tax assets and liabilities is included in the income tax provision.
A reconciliation of income taxes determined using the German combined income tax rate of 37.9% is as follows:

November 1, 2006 to
October 31, 2007
KEUR
Expected expense for corporate income taxes	(687)
Foreign tax rate differential	59
Write-off of prior years unrealizable NOL’s	(18,746)
Change in valuation allowance	2,184
Change in tax rates	5,165
Other	111

Actual expense for income taxes	(11,914)

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
Deferred income tax assets and liabilities are summarized as follows:

October 31,
2007
KEUR
Deferred tax assets, current
Deferred Revenues (Bundled 1st Year Support)	14
Provision for bad debt	3
Warranties	13
Accrued bonus	34
Other current	4

68

Deferred tax assets, non-current
Tax loss carryforwards	1,500
Pensions	2,704
General Business Credit,USA	846
Accrued vacation entitlement, USA, Japan	208
IC Loans Interest	237
Other non-current	29

5,524

Deferred tax liability, non-current
Intangibles	(25,130)
Pension OCI	(2,268)
Debt to banks	(2,210)
Financing Cost	(234)
Accrued vacation entitlement, Germany	(209)
Depreciation	(18)
Fixed Assets	(6)

(30,075)

Net deferred tax liability, non-current	(24,551)

The tax loss carry forwards at October 31, 2007 derive primarily from CoCreate Software (KEUR 4,577), CoCreate USA (KEUR 1,987) and CoCreate Japan (KEUR 338).
The tax loss carry forwards in Germany do not expire by law, but income tax loss carry forwards exceeding 1 million EUR can only be offset up to sixty percent of any taxable income in any given period. The tax loss carry forwards for CoCreate USA will expire in 20 years by law, except if there was a change of > 50% in the Company’s ownership during the previous three years. The tax loss carry forwards in Switzerland total KEUR 160 as of October 31, 2007, and can be carried forward for 7 years.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
16. STOCKHOLDERS’ EQUITY/DEFICIT
Subscribed capital and additional paid-in capital
The issued shares of CoCreate Software were held by the stockholders as follows:

October 31,
2007
in %
Max Participations II S.a.r.l, Luxemburg	95.1
William Mark Gascoigne	4.8
Anand Gowda	0.1

100

Comprehensive income/(loss)
The components of comprehensive loss are as follows:

October 31,
2007
KEUR
Foreign currency translation adjustment	(603)
Net loss of the period	(10,099)

Net comprehensive loss	(10,702)

17. OTHER NON-OPERATING INCOME AND EXPENSES, NET
As of October 31, 2007 the Company recorded “other non-operating income and expenses, net” in the amount of KEUR 6,764 consisting primarily of currency gains in the amount of KEUR 8,071 primarily related to USD bank debt, receipt of a purchase price adjustment relating to the June 2006 transaction of KEUR 580 and payment from HP under the patent assignment agreement (see Note 6) of KEUR 247 as well as expenses relating to the acquisition in May 2007 (see Note 3) of KEUR 2,397.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
18. COMMITMENTS AND CONTINGENCIES
Operating and capital leases
The Company has entered into operating lease and rental agreements for various facilities and vehicles. The Company also leases software licenses and various office equipment under leases classified as capital leases.
As of October 31, 2007, the aggregate future minimum lease payments under all non- cancelable leases are as follows:

	Capital	Operating
	Leases	Leases
	KEUR	KEUR
Year ended October 31,
2008	28	960
2009	15	792
2010	9	378
2011	9	313
Thereafter	2	12

Total minimum lease payments	63	2,455

Less: amount representing interest	(20)

Present value of capital obligations	43
Current portion	20

Long-term portion	23

Total rental expense under operating leases amounted to KEUR 728 for the period from November 1, 2006 to October 31, 2007.
Contingencies
The Company operates in countries where political, economic, social and legal developments could have an impact on its operational activities. The effects of such risks on the Company’s results of operations, which arise during the normal course of business, are not reasonably determinable and are therefore not included in the accompanying consolidated financial statements.
Legal matters
The Company may be involved in lawsuits, claims, investigations and proceedings, including product liability and commercial matters which are handled and defended in the ordinary course of business. There are no such matters pending that the Company and its general counsel expect to be material in relation to the Company’s business, financial position or results of operations.

COCREATE SOFTWARE GMBH
Notes to Consolidated Financial Statements
October 31, 2007
19. ADVISORY BOARD AND RELATED PARTY TRANSACTIONS
Advisory Board
The Company has an Advisory Board consisting of three advisory board members.
Mr. Cary D. Devore was assigned to the board as on July 1, 2007.
Mr. Anand Gowda was assigned to the board on July 1, 2007.
Mr. John Baker Gettry, Jr. was assigned to the board on July 1, 2007.
The Advisory Board members received no remuneration.
Related Party Transactions
The Company paid consulting fees and expenses for corporate finance and continued financial and operational advice of KEUR 1,411 to
HBK Investments LLC.
20. STOCK APPRECIATION RIGHTS
CoCreate Software granted stock appreciation rights to certain entitled managers of the CoCreate Group according to the General Conditions for Stock Appreciation Rights 2007 of CoCreate Software GmbH, dated October 1, 2007 (SAR). SAR recipients are entitled to receive payments only if one of the following events occurs before December 31, 2008: an IPO or the stockholders sell more than 75% of their shares (Transaction). Each entitled SAR recipient will receive the difference between the initial investment of the current stockholders and the Transaction proceeds according to his individual SAR share. Employees receive cash payment or, in case of an IPO, a combination of up to 50% cash and the remainder as stock. On October 31, 2007 CoCreate Software entered into an agreement with Max Participations II, S.a.r.l.(“Max II”), whereby Max II assumed the obligation under the SAR 2007 Programme from CoCreate Software. Consequently, CoCreate Software has no obligation under the SAR 2007 Program as of October 31, 2007 other than administering the SAR 2007 Program and act as the pay-out agent for Max II, who will be providing the respective funds.
21. SUBSEQUENT EVENTS
On October 31, 2007 the shareholders of the Company entered into a definitive agreement with Parametric Technology GmbH, Unterschleißheim, a subsidiary of Parametric Technology Corporation, Needham, USA, regarding the sale of 100% of the shares in CoCreate Software GmbH subject to certain closing conditions. These closing conditions were fulfilled on November 30, 2007 and, hence, the transaction closed on that date. As part of the transaction the outstanding bank debt under the credit facilities with Credit Suisse as lead arranger was repaid in full. The capitalized arrangement costs relating to this bank debt were fully amortized.